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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of KRUG International Corp. on Form S-8 of our reports dated May 19, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of KRUG International Corp. for the year ended March 31, 1995.



DELOITTE & TOUCHE LLP

Dayton, Ohio
June 13, 1996

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